EXHIBIT 32.1


                           Certification Pursuant to
                            18 U.S.C. Section 1350,
                            as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the Quarterly Report on Form 10-QSB of Neurologix, Inc., a Delaware corporation (the "Company"), for the three months ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Michael Sorell as President and Chief Executive Officer, and Mark S. Hoffman, as Secretary and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/Michael Sorell
--------------------
Michael Sorell
President and Chief Executive Officer
August 12, 2005



/s/ Mark S. Hoffman
---------------------
Mark S. Hoffman
Secretary and Treasurer
August 12, 2005


         This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of section 18 of the Securities Exchange Act of 1934, as amended.